UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 14, 2005

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 17, 2005, Memory Pharmaceuticals Corp. (the "Registrant") announced that on October 14, 2005 (the "Effective Date"), it entered into a Collaboration and License Agreement with Amgen Inc. ("Amgen") for the development of PDE10 inhibitors or modulators (hereinafter, "PDE10 inhibitors") primarily intended for neurological and psychiatric indications (the "Agreement").
Under the terms of the Agreement, the Registrant granted to Amgen a worldwide, exclusive, sublicensable license to its patent rights and know-how with respect to any PDE10 inhibitor for the prevention and treatment of diseases, in all indications, for all uses. Such license with respect to PDE10 inhibitors includes the Registrant’s rights in jointly developed intellectual property and technology arising from the Research Collaboration (as defined below). The Registrant and Amgen also each have non-exclusive sublicensable rights under certain jointly-owned technology arising from the Research Collaboration except to the extent related to PDE10 (with respect to which, Amgen has been granted exclusive license rights as described above). The Registrant also granted to Amgen a worldwide, fully paid-up, royalty-free, non-exclusive, sublicensable license, valid during the Agreement Term (as defined below), under the Registrant’s inventions made in the conduct of the Research Collaboration for any and all purposes.
Upon the expiration or termination of the Agreement, other than for non-payment by Amgen of amounts due under the Agreement, the Registrant has granted to Amgen (i) a worldwide, fully paid, royalty free, non-exclusive, non-sublicensable and non-assignable license to the Registrant’s inventions made in the conduct of the Research Collaboration to the extent relating to the Registrant’s PDE10 compounds, solely for internal research purposes, and (ii) a worldwide, fully paid, royalty free, non-exclusive, sublicensable license for any and all purposes under the Registrant’s inventions (excluding the Registrant’s PDE10 compounds) made in the conduct of the Research Collaboration (the "Continuing Licenses").
Under the terms of the Agreement, the parties have agreed to conduct a collaborative preclinical research program relating to PDE10 inhibitors for a two year period in accordance with a predefined Research Workplan (the "Research Collaboration"). Subject to Amgen’s right to terminate the Agreement or terminate specified rights thereunder, the Registrant is entitled to receive (i) $3.3 million in research funding during the first year of the Research Collaboration and, (ii) a minimum of $1.8 million in research funding during the second year of the Research Collaboration.
Subject to the Registrant’s completing the transfer to Amgen of certain technology and certain biological and chemical materials (the "Technology Transfer") within 30 days of the Effective Date, the Registrant is entitled to a $5.0 million up-front fee (the "Up-Front Fee"). If the Registrant fails to complete the Technology Transfer within 30 days of the Effective Date, it has an additional 30 days in which to complete the Technology Transfer. If the Technology Transfer has not been completed within 60 days of the Effective Date or if Amgen disputes its completion, Amgen has the right to terminate the Agreement.
Under the terms of the Agreement, Amgen is obligated to make milestone payments to the Registrant for the achievement of pre-specified research, development, regulatory approval and sales milestones relating to PDE10 inhibitors. The amount of the potential milestone payments that the Registrant is eligible to receive is dependent upon whether the PDE10 inhibitor being developed is a Primary Product (as defined in the Agreement) or a Secondary Product (as defined in the Agreement).
During the Agreement Term, the Registrant is also entitled to royalties based on a specified percentage of net sales of products. These royalties increase at increasing net sales levels and are subject to reduction under certain circumstances. The royalty term will expire for a Primary Product on the later to occur of (i) the expiration of the last to expire of a patent that covers a product and either contains a composition of matter claim in a given country or satisfies other specified criteria and (ii) ten years following the launch ("Launch") of the Primary Product in that country. The royalty term for Secondary Products is ten years following Launch in that country. The determination as to whether a product is a Primary Product or a Secondary Product, and the determination of the royalty term for each Product, is to be determined on a country by country basis.
Upon a Change of Control of the Registrant, which includes among other events, the acquisition of more than 20% of the Registrant’s securities by an entity that together with its affiliates has an average annual pharmaceutical and/or biotechnology preclinical research expenditure above a specified threshold, certain of the Registrant’s rights and certain of Amgen’s obligations under the Agreement are automatically terminated (subject to reinstatement in certain cases) including, in certain circumstances, Amgen’s obligations to use commercially reasonable efforts to develop and commercialize PDE10 inhibitors under the Agreement. Amgen can thereafter reinstate any one or more of these rights and obligations. In the event of a Change of Control, the Registrant has the right to require Amgen to reinstate certain of Amgen’s obligations and certain of the Registrant’s rights ("Reinstatable Rights") if (i) the Registrant is acquired by a pharmaceutical or biotechnology company that, together with its affiliates, has annual research and development expenditures below a specified threshold prior to the Change of Control and (ii) the acquiror agrees in writing to be bound by the exclusivity provisions of the Agreement. The Reinstatable Rights include, but are not limited to, Amgen’s obligations with respect to research funding under the Research Collaboration and Amgen’s diligence obligations under the Agreement, but if reinstated, such diligence obligations will terminate upon the initiation of a Phase 3 clinical trial for any PDE10 inhibitor being developed under the Agreement.
The Agreement commenced on the Effective Date. Amgen has the right to terminate the Agreement upon 60 days’ written notice for any reason. Either party may terminate the Agreement upon written notice following an uncured material breach. Unless earlier terminated, the Agreement ends on the date all royalty and other payment obligations under the Agreement terminate (the "Agreement Term"), at which time Amgen shall have fully paid up license rights under the Agreement.
In addition, in the event of an uncured material breach by the Registrant, Amgen has the right to terminate certain of Amgen’s obligations and certain of the Registrant’s rights under the Agreement.
If the Agreement terminates, all licenses granted under the Agreement by the Registrant to Amgen terminate on the effective date of termination, other than the Continuing Licenses (unless such termination is the result of non-payment by Amgen of any amounts due under the Agreement). In addition, under certain circumstances, the Registrant has the right, at any time during the 90 day period following the termination of the Agreement, to cause Amgen to enter into good faith discussions for a limited period regarding Amgen’s licensing to the Registrant certain Amgen rights relating to PDE10. Such right does not apply to a termination by Amgen of the Agreement by reason of (i) a Change of Control of the Registrant or (ii) the Registrant’s material uncured breach or (iii) early termination of the Agreement for safety concerns as to PDE10 or a relevant compound or product.
The press release announcing the Registrant’s entry into the Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed with the Registrant’s Quarterly Report on Form 10-Q for the period ending September 30, 2005.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release dated October 17, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

October 19, 2005	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: Vice President, Legal Affairs

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 17, 2005